The following Exhibits A.1 through A.6 and B.1 through B.6 are submitted as an amendment to the 8-K dated May 2, 1997 entitled "Item 2. Acquisition or Disposition of Assets."

EXHIBIT A.1 - STOCK PURCHASE AGREEMENT BETWEEN INCOMNET, INC. AND JERRY C.
BUCKLEY

    THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of April 25, 1997, by and among Jerry C. Buckley, an individual ("Seller"), California Interactive Computing, Inc., a California corporation (the "Company"), and Incomnet, Inc., a California corporation ("Purchaser").

                                   R E C I T A L S

    A. The Seller is the record owner of 25,129.5 shares or 28.44% of the outstanding shares of the capital stock, par value $0.10 per share, of the Company (the "Stock").

    B. The parties hereto wish to provide for the sale of the Stock by the Seller to the Purchaser pursuant to the terms and subject to the conditions of this Agreement.

    C. The Company believes that the transactions contemplated by this Agreement are in the Company's best interests, and that the Company will derive substantial benefits from them.

SECTION 1.   SALE AND PURCHASE

    1.1 SALE AND PURCHASE OF STOCK. Subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from the Seller, twenty-five thousand and one hundred and twenty-nine and one-half (25,129.5) shares of Stock.

    1.2 PURCHASE PRICE. As consideration for the sale by the Seller of its shares of Stock to Purchaser on the Closing Date (as defined in Section 2.1 of this Agreement), Purchaser shall pay a total purchase price of $608,290, including interest, payable as follows:

    (a) On the Closing Date the Purchaser shall deliver to the Seller a non-negotiable promissory note in the form of Exhibit A hereto (the "Promissory Note") having an initial principal amount equal to 500,000 plus total interest of 108,290, as follows:

   -- $5,000 per month for the 12 month period commencing in the thirteenth month after the Closing Date and ending in the twenty-fourth month after the Closing Date or until the promissory note is paid in full;

   -- $13,563.58 per month for the next 12 months period commencing in the twenty-fifth month after the Closing Date and ending in the thirty-sixth month after the Closing Date or until the promissory note is paid in full;

   -- $18,556.08 per month for the next 12 months period commencing in the thirty-seventh month after the Closing Date and ending in the forty-eighth month after the Closing Date or until the promissory note is paid in full;

   -- $13,563.58 per month for the next 12 months period commencing in the forty-ninth month after the Closing Date and ending in the sixtieth month after the Closing Date or until the promissory note is paid in full.

    (b) On the Closing Date, Purchaser will assume the loan payable by the Company to the Seller in the outstanding amount of $286,011.89, will pay $90,000 to the Seller on the Closing Date and will issue the Seller a non-negotiable promissory note in the form of Exhibit B hereto (the "Second Promissory Note"). The Purchaser will cause the Company to repay the remaining $196,011.89 plus interest of 10,988.11, in 24 installments as follows:

   -- $13,500 per month for the 12 month period commencing in the thirteenth month after the Closing Date and ending in the twenty-fourth month after the Closing Date or until the promissory note is paid in full;

   -- $3,750 per month for the next 12 months period commencing in the twenty-fifth month after the Closing Date and ending in the thirty-sixth month after the Closing Date or until the promissory note is paid in full.

SECTION 2.   CLOSING

    2.1 ESCROW. Prior to closing, all documents and Consideration related to this transaction shall be deposited in an Escrow Account handled by Mark J. Richardson (the "Escrow Agent"), who will act as an escrow agent pursuant to the terms of an Escrow Agreement with both the Purchaser and Seller.

    2.2 TIME AND PLACE. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of the Company in Valencia, California, at 1:00 p.m on or before April 25, 1997, or at such other place, time or date (the "Closing Date") as the parties hereto may agree.

    2.3  PROCEDURES AT CLOSING.  The following shall take place at the
Closing:

    (a) The Seller shall deliver to Purchaser (i) the certificates representing the shares of Stock being sold by the Seller pursuant to this Agreement, with appropriate stock power(s) attached and endorsed in blank,
(ii) revised bank signature cards as contemplated by Section 3.13 of this Agreement, and (iii) written resignations by the Seller evidencing his resignation from all prior positions as an officer, director, employee and consultant to the Company, subject to Section 9.2 of this Agreement.

    (b)  Purchaser shall:

         (i) Pay to the Seller, by wire transfer of funds or by check, the amount required to be paid to the Seller pursuant to Section 1.2(b).

         (ii) Execute and deliver to the Seller the Promissory Note required to be delivered to the Seller pursuant to Section 1.2(a).

         (iii) Execute and deliver to the Seller the Second Promissory Note required to be delivered to the Seller pursuant to Section 1.2(b).

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
              AND THE SELLER

    The Company and the Seller jointly and severally represent and warrant to Purchaser as follows:

    3.1 SUBSIDIARIES. There is no corporation, general partnership, limited partnership, joint venture, association, trust or other entity or organization which the Company directly or indirectly controls or in which the Company directly or indirectly owns any equity or other interest.

    3.2 GOOD STANDING. The Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all necessary power and authority to own its assets and to conduct its business as it is currently being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in every jurisdiction (both domestic and foreign) where such qualification or licensing is required.

    3.3 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Company has delivered to Purchaser complete and correct copies of (i) the articles of incorporation, bylaws and other charter or organizational documents of the Company, including all amendments thereto, (ii) the stock records of the Company, and (iii) the minutes and other records of the meetings and other proceedings of the shareholders and directors of the Company. The Company is not in violation or breach of (i) any of the provisions of its articles of incorporation, bylaws or other charter or organizational documents, or (ii) any resolution adopted by its shareholders or directors. There have been no meetings or other proceedings of the shareholders or directors of the Company that are not fully reflected in the appropriate minute books or other written records of the Company.

    3.4 CAPITALIZATION. The authorized capital stock of the Company consists of two hundred thousand (200,000) shares of common stock, par value $0.10 per share, of which eighty-eight thousand three hundred and sixty (88,360) shares are issued and outstanding, twenty-five thousand, one hundred and twenty-nine and one-half (25,129.5) of which are owned by the Seller.
All of the outstanding shares of the capital stock of the Company are validly issued, fully paid and non-assessable, and have been issued in full compliance with all applicable federal, state, local and foreign securities laws and other laws. There are no (i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of the Company, (ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of the Company, or (iii) contracts or arrangements under which the Company is or may become bound to sell or otherwise issue any shares of its capital stock or any other securities.

    3.5 FINANCIAL STATEMENTS. The Company has delivered to Purchaser the following financial statements (the "Existing Financial Statement"): (i) the audited balance sheet of the Company as of June 30, 1996; (ii) the audited statements of income and retained earnings, stockholders' equity and changes in financial position of the Company for the year ended June 30, 1996; and
(iii) supporting supplemental schedules. Except as stated therein or in the notes thereto, the Existing Financial Statements: (a) present fairly the financial position of the Company as of the respective dates thereof and the results of operations and changes in financial position of the Company for the respective periods covered thereby; and (b) present fairly in the opinion of management the financial position of the Company as of the respective dates thereof and the results of operations and changes in financial position of the Company for the respective periods covered thereby. The financial statements to be delivered by the Company pursuant to Section 6.7 will present fairly in the opinion of management the financial position of the Company as of the respective dates thereof and the results of operations and changes in financial position of the Company. The Company and the Sellers have no knowledge that the financial statements are not presented in accordance with generally accepted accounting principles. The Purchaser, however, at its expense, has initiated a financial audit of the Company's books and records and is relying upon its auditor to present the Company's financial position in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and the periods covered by the Existing Financial Statements.

    3.6 ABSENCE OF CHANGES. Except as otherwise disclosed to the Purchaser in writing in Exhibit C to this Agreement, since December 31, 1996:

    (a) There has not been any adverse change in the business, condition, assets, operations or prospects of the Company and no event has occurred that might have an adverse effect on the business, condition, assets, operations or prospects of the Company.

    (b) The Company has not (i) declared, set aside or paid any dividend or made any other contribution in respect of any shares of capital stock, nor
(ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

    (c) The Company has not sold or otherwise issued any shares of capital stock or any other securities.

    (d) The Company has not amended its articles of incorporation, bylaws or other charter or organizational documents, nor has it effected or been a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction.

    (e) The Company has not formed any subsidiary or contributed any funds or other assets to any subsidiary.

    (f) The Company has not purchased or otherwise acquired any assets, nor has it leased any assets from any other person, except in the ordinary course of business consistent with past practice.

    (g) The Company has not made any capital expenditure outside the ordinary course of business or inconsistent with past practice, or in an amount exceeding three thousand dollars ($3,000), and the total amount of the capital expenditures made by the Company has not exceeded ten thousand dollars ($10,000).

    (h) The Company has not sold or otherwise transferred any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred.

    (i) There has not been any loss, damage or destruction to any of the properties or assets of the Company (whether or not covered by insurance).

    (j) The Company has not written off as uncollectible any indebtedness or accounts receivable, except for write-offs that were made in the ordinary course of business consistent with past practice and that involved less than one hundred dollars ($100) singly and less than one thousand dollars ($1,000) in the aggregate.

    (k) The Company has not leased any assets to any other person except in the ordinary course of business consistent with past practice and at a rental rate equal to the fair rental value of the leased assets.

    (l) The Company has not mortgaged, pledged, hypothecated or otherwise encumbered any assets, except in the ordinary course of business consistent with past practice.

    (m) The Company has not entered into any contract or incurred any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for (i) contracts that were entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to the Company which will exceed, over the term of the contract, three thousand dollars ($3,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with the past practice.

    (n) The Company has not made any loan or advance to any other person, except for advances that have been made to customers in the ordinary course of business consistent with past practice and that have been properly reflected as "accounts receivables."

    (o) The Company has not paid any bonus to, or increased the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the directors, officers or employees of the Company, except as disclosed in Exhibit E.

    (p) No contract or other instrument to which the Company is or was a party or by which the Company or any of the Company's assets are or were bound has been amended or terminated, except in the ordinary course of business consistent with past practice.

    (q) The Company has not discharged any lien or discharged or paid any indebtedness, liability or other obligation, except for current liabilities that (i) are reflected in the December 31, 1996 Balance Sheet or have been incurred since December 31, 1996 in the ordinary course of business consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business consistent with past practice.

    (r) The Company has not forgiven any debt or otherwise released or waived any right or claim, except in the ordinary course of business consistent with past practice.

    (s) The Company has not changed its methods of accounting or its accounting practices in any respect.

    (t) The Company has not entered into any transaction outside the ordinary course of business or inconsistent with past practice.

    (u) The Company has not agreed or committed (orally or in writing) to do any of the things described in clauses (b) through (t) of this Section 3.6.

    3.7 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no debt, liability or other obligation of any nature (whether due or to become due and whether absolute, accrued, contingent or otherwise) that is not reflected or reserved against in the December 31, 1996 Balance Sheet, except for obligations incurred since December 31, 1996 in the ordinary course of business consistent with past practice.

    3.8 ACCOUNTS RECEIVABLE. All of the Company's accounts receivable are collectible at their full recorded amounts, net of the accounts reflected on the Company's Balance Sheet as of December 31, 1996 and are true and correct to the best knowledge of Seller.

    3.9 REAL PROPERTY LEASES. The Company has delivered to Purchaser complete and correct copies of all of the real property leases to which the Company is a party, including all amendments thereto. All of said leases are valid and in full force and effect and are enforceable against the respective lessors thereunder in accordance with their terms. There is no existing default by any party under any of said leases, and there exists no condition or set of circumstances which, with notice or lapse of time or both, would constitute such a default. The lessee under each of said leases enjoys peaceful possession of the leasehold created thereby.

    3.10 TANGIBLE PERSONAL PROPERTY. The tangible personal property of the Company constitutes all of the tangible personal property necessary for the conduct by the Company of its business as currently conducted, and each item thereof is in good operating condition and repair (ordinary wear and tear excepted). Any leases relating to said personal property, if any, are valid and in full force and effect, and are enforceable against the respective lessors thereunder in accordance with their terms. There is no existing default by any person under any of said leases, and there exists no condition or set of circumstances which, with notice or lapse of time or both, would constitute such a default.

    3.11 TRADEMARKS AND TRADENAMES. The Company has the unrestricted right to use any trademark, service mark, trade name or copyright which it is presently using, and to the best of the Company's knowledge, the Company has not infringed or is not infringing upon any trademark, service mark, trade name, copyright or patent that is owned or used by any other person.

    3.12 INSURANCE. The Company has delivered to Purchaser complete and correct copies of all of the insurance policies to which the Company is a party or which cover the Company, including all renewals thereof and endorsements thereto. All of said policies are valid and in full force and effect. There is no existing default by the Company under any of said policies, and there exists no condition or set of circumstances which, with notice or lapse of time or both, would constitute such a default. There is no pending claim, action or proceeding arising out of or based upon any of the Company's policies, and there exists no basis for any such claim, action or proceeding.

    3.13 BANK ACCOUNTS. Upon the Closing, the Seller covenants to cause the signature cards on all of the Company's bank accounts to be modified to reflect the Purchaser's designee (i.e., Melvyn Reznick unless otherwise requested in writing by the Purchaser) as the sole signatory on said accounts with authority to draw on or make withdrawals therefrom, and to remove all other names from said signature cards and bank accounts.

    3.14 CONTRACTS. The Company has delivered to Purchaser complete and correct copies of all of the contracts and other instruments including all amendments thereto. All of such contracts and other instruments are valid and in full force and effect, and are enforceable in accordance with their terms. There is no existing default by any person under any of said contracts or other instruments, and there exists no condition or set of circumstances which, with notice or lapse of time or both, would constitute such a default.

    3.15 TITLE TO PERSONAL PROPERTY. The Company has good, valid and marketable title to all of its personal property (both tangible and intangible) and interests therein, including without limitation all of the personal property reflected in the December 31, 1996 Balance Sheet. All of such personal property and interests therein are owned free and clear of any liens, pledges, security interests, claims, equities, options, charges, encumbrances or restrictions. The Seller warrants that he has no claims to the tangible personal property of the Company, including any computer hardware, software, accessories and any items of furniture or fixtures or other materials that are created, used or owned by the Company in the conduct of its business. The Seller warrants that (i) he has no claims to use any trademark, service mark, trade name or copyright which is presently being used by the Company, and (ii) he will not use any trademark, service mark, trade name, copyright or patent that is owned, used or claimed by the Company without the express written permission of the Company.

    3.16 TAX MATTERS. All federal, state, local and foreign tax returns required to be filed by the Company have been properly prepared and duly filed, and all taxes required to be paid by, or claimed by any federal, state, local or foreign taxing authority to be payable by, the Company have been paid in full. The provisions for taxes reflected in the December 31, 1996 Balance Sheet are adequate for all taxes payable with respect to the period prior to December 31, 1996. There is no (i) pending audit or examination of the Company (or of any of the tax returns thereof) being conducted by any federal, state, local or foreign taxing authority, (ii) pending or threatened claim or dispute relating to the payment of any taxes by the Company, (iii) basis upon which any federal, state, local or foreign taxing authority may make any claim for the payment of additional taxes by the Company, or (iv) outstanding agreement or waiver extending the statutory limitations period applicable to the payment of any taxes by the Company.

    3.17 EMPLOYEE AND LABOR MATTERS. To the best of the knowledge of the Company, none of the Company's employees intends to establish or join a business that is or would be competitive with the business conducted by the Company. There is no pending or threatened labor dispute, strike, slowdown or work stoppage that may affect the business of the Company. There is no unfair labor practice complaint pending against the Company before the National Labor Relations Board. The Company is not engaged in any unfair labor practice. There is no grievance or arbitration proceeding pending against, or threatened to be asserted or commenced against, the Company under any collective bargaining agreement, union contract, or general labor or employment law, rule or regulation.

    3.18 COMPLIANCE WITH LAWS; LICENSES AND PERMITS. The Company is not in violation of, nor has it failed to conduct its business in full compliance with, any applicable federal, state, local or foreign laws, regulations, rules, treaties, rulings, orders, directives or decrees. The Company has delivered to Purchaser complete and correct copies of all of the licenses, permits, authorizations and franchises to which the Company is subject and all said licenses, permits, authorizations and franchises are valid and in full force and effect. Said licenses, permits, authorizations and franchises constitute all of the licenses, permits, authorizations and franchises necessary to permit the Company to conduct its business in the manner in which it is now being conducted, and the Company is not in violation or breach of any of the terms, requirements or conditions of any of said licenses, permits, authorizations or franchises.

    3.19 ENVIRONMENTAL COMPLIANCE MATTERS. To the best of the knowledge of the Company and the Seller, without conducting any study or independent investigation:

    (a) There is no soil or ground water contamination by any "Hazardous Material" for which the Company may be liable. "Hazardous Material" shall mean any flammables, asbestos, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state or local laws, rules, regulations or orders which have been designated as potentially dangerous to public health and/or safety when present in the environment.

    (b) There are no underground storage tanks, asbestos containing materials or PCBs on any property owned, leased, operated or occupied by the Company or relating to the business of the Company.

    (c) The Company has not exposed its employees or others to Hazardous Materials in violation of applicable laws.

    (d) No Hazardous Material is present in the surface water or groundwater of any Company facility and no likelihood exists that any Hazardous Material present on or in any other land, groundwater or surface water will come to be present in the surface water or groundwater of any Company facility. The Company has provided to Purchaser all site assessments, if any, of properties relating to the business of the Company available to or conducted by the

Company.

    (e) The Company has not received any notice that an action, proceeding, liability or claim exists or is threatened against the Company with respect to the transfers or releases of Hazardous Materials by the Company.

    (f) There are no (i) enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material, (ii) claims made or threatened by any third party against the Company with respect to or because of its property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Material, or (iii) conditions on any of the properties of the Company that could cause such properties or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of any of such properties under any Hazardous Material law.

    3.20 EXPORT ADMINISTRATION ACT AND FOREIGN CORRUPT PRACTICES ACT. The Company is and has always been in full compliance with the Export Administration Act of 1976 and the regulations promulgated thereunder ("EAA"), as well as the Foreign Corrupt Practices Act ("FCPA"). The Company has duly and timely submitted all reports required to be submitted under the EAA. The Company is not subject to any pending inquiry, investigation or audit by any agency responsible for enforcing or administering the EAA or the FCPA. Neither the Company nor any of its employees or agents has made any payment of, or any promise to pay, any money or anything of value: (i) to any foreign official for the purpose of influencing any act or decision of such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business; (ii) to any foreign political party or official thereof or any candidate for foreign political office for the purpose of influencing any act or decision of such party, official or candidate in its or his official capacity, or inducing such party, official or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business; or (iii) to any other person while knowing or having reason to know that all or a portion of such money or thing of value would be used for any of the purposes specified in clauses (i) and (ii) of this Section 3.20.

    3.21 CONFLICT OF INTEREST TRANSACTIONS. No past or present shareholder, director, officer or employee of the Company or any of their affiliates (i) is indebted to, or has any financial, business or contractual relationship or arrangement with, the Company, other than as disclosed in Section 1.2(b) of this Agreement, or (ii) has any direct or indirect interest in any property, asset or right which is owned or used by the Company.

    3.22 LITIGATION. There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the Company's or the Seller's knowledge, threatened against or with respect to the Company which (i) if adversely determined would have an adverse effect on the business, condition, assets, operations or prospects of the Company, or (ii) challenges or would challenge any of the actions required to be taken by the Company under this Agreement. There exists no basis for any such action, suit, proceeding, dispute, litigation, claim, complaint or investigation.

    3.23 WAIVER OF RIGHT TO PURCHASE SHARES. The Company and the Seller have validly waived any right they would have under the Company's Articles of Incorporation to purchase the shares of Stock being purchased by Purchaser pursuant to this Agreement.

    3.24 AUTHORIZATION; BINDING NATURE OF AGREEMENT. The Company and the Seller have all necessary power and authority to enter into and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the Seller have been duly authorized by all necessary action on the part of the Company and its officers, directors and shareholders, and by the Seller. This Agreement is a valid and binding obligation of the Company and the Seller.

    3.25 NON-CONTRAVENTION. Neither (a) the execution and delivery of this Agreement or the Second Promissory Note, nor (b) the performance of this Agreement or the payment of the Second Promissory Note will: (i) contravene or result in a violation of any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of the Company; (ii) contravene or result in a violation of any resolution adopted by the shareholders or directors of the Company; (iii) result in a violation or breach of, or give any person the right to declare (whether with or without notice or lapse of time) a default under or to terminate, any agreement or other instrument to which the Company is a party or by which the Company or any of its assets is bound; (iv) give any person the right to accelerate the maturity of any indebtedness or other obligation of the Company; (v) result in the loss of any license or other contractual right of the Company; (vi) result in the loss of, or in a violation of any of the terms, provisions or conditions of, any governmental license, permit, authorization or franchise of the Company; (vii) result in the creation or imposition of any lien, charge, encumbrance or restriction on any of the assets of the Company; (viii) result in the reassessment or revaluation of any property of the Company or by any taxing authority or other governmental authority; (ix) result in the imposition of, or subject the Company or Purchaser to any liability for, any conveyance or transfer tax or any similar tax; or (x) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which the Company or any of its assets is subject.

    3.26 APPROVALS. No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Company or the Seller in connection with the execution, delivery or performance of this Agreement (including the sale to Purchaser of the shares of Stock being purchased by Purchaser hereunder).

    3.27 BROKERS. The Company has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transaction contemplated by this Agreement, and, to the best of the Company's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

    3.28 FULL DISCLOSURE. Neither this Agreement (including the exhibits hereto) nor any statement, certificate or other document delivered to Purchaser by or on behalf of the Company or the Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and other statements contained herein and therein not misleading.

    3.29 REPRESENTATIONS TRUE ON CLOSING DATE. The representations and warranties of the Company and the Seller set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF THE SELLER

     4.1 OWNERSHIP OF SHARES. The Seller represents and warrants that (a) he owns twenty-five thousand, one hundred and twenty-nine and one-half (25,129.5) shares of Stock and does not own any other securities or other assets of the Company, that (b) he has at the Closing, good and valid title to all of such shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions (other than the restrictions set forth in the Company's Articles of Incorporation) and that he shall sign over such shares to the name of the Purchaser at the time of Closing, with said shares to be held by the Escrow Agent until the Purchaser pays the Seller for the purchase of said shares subject to terms of Section 1.2 (a) of the Purchase Agreement. As long as Purchaser remains current in his payments subject to terms of Section 1.2
(a) of the Purchase Agreement, the Seller gives to the Purchaser full voting rights of all stock being purchased.

     4.2 POWER AND AUTHORITY; BINDING NATURE OF AGREEMENT.

         (a) The Seller represents and warrants that he has full power and authority to enter into this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by him has been duly authorized by all necessary action on its part.

         (b) The Seller represents and warrants that, assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of the Seller.


    4.3 LITIGATION. The Seller represents and warrants that there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of the Seller, threatened against the Seller which challenges or would challenge any of the actions required to be taken by the Seller under this Agreement.

    4.4 NON-CONTRAVENTION. The Seller represents and warrants that neither the execution and delivery of this Agreement nor the performance hereof (including the sale of shares of Stock being sold by or on behalf of the Seller pursuant hereto) (i) will result in any violation or breach of any agreement or other instrument to which the Seller is a party or by which the Seller is a party or by which the Seller or any of the shares of Stock owned (beneficially or of record) by the Seller is bound, or (ii) will result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which the Seller or any of such shares of Stock is subject.

    4.5 APPROVALS. The Seller represents and warrants that no authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Seller in connection with the execution and delivery of this Agreement or the performance hereof (including the sale of the shares of Stock being sold by or on behalf of the Seller pursuant hereto).

    4.6 BROKERS. The Seller represents and warrants that he has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to the best of the knowledge of the Seller, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

    4.7 REPRESENTATIONS TRUE ON CLOSING DATE. The Seller represents and warrants that the representations and warranties of the Seller set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

    4.8 WAIVE FIRST RIGHT OF REFUSAL TO PURCHASE SHARES OF CIC. The Seller waives the right that he has as a shareholder of CIC to purchase the shares owned by other CIC shareholders that are also being purchased by the Purchaser in other transactions.

    4.9 INTANGIBLE PROPERTY. The Seller warrants that he has (i) no financial, business or contractual relationship or arrangement with the Company nor (ii) any direct or indirect interest in any property, asset or right which is owned or used by the Company, except as described in the Employment Agreement Between California Interactive Computing, Inc. and Jerry
C. Buckley, attached as Exhibit D.

    4.10 OBLIGATIONS. The Seller warrants that Company has no debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), to the Seller, other than the debt that has been assumed by the Purchaser as described in Section 1.2 (b).

    4.11 CLAIMS TO TANGIBLE PERSONAL PROPERTY. The Seller warrants that he has no claims to ownership of the tangible personal property of the Company, including any computer hardware, software, accessories and any items of furniture or fixtures or other materials that are created, used or owned by the Company in the conduct of its business.

    4.12 CLAIMS TO TRADEMARKS AND TRADENAMES. The Seller warrants that (i) he has no claims to use any trademark, service mark, trade name or copyright which is presently being used by the Company, and (ii) he will not use any trademark, service mark, trade name, copyright or patent that is owned, used or claimed by the Company without the express written permission of the Company.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

    Purchaser represents and warrants to the Seller as follows:

    5.1 NON-DISTRIBUTIVE INTENT. The shares of Stock being purchased by Purchaser pursuant to this Agreement are not being acquired by Purchaser with a view to the public distribution of them.

    5.2 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or the Promissory Note nor the performance hereof or thereof (i) will result in any violation or breach of any agreement or other instrument to which Purchaser is a party or by which Purchaser is bound, or (ii) will result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Purchaser is subject.

    5.3 AUTHORIZATION; BINDING NATURE OF AGREEMENT. Purchaser has all necessary power and authority to enter into and perform its obligations under this Agreement and the Promissory Note. The execution, delivery and performance of this Agreement and the Promissory Note on behalf of Purchaser have been duly authorized by all necessary action on the part of Purchaser and its officers, directors and shareholders. Assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, (i) this Agreement is a valid and binding obligation of Purchaser, and (ii) the Promissory Note will be a valid and binding obligation of Purchaser as of the Closing Date.

    5.4 APPROVALS. No authorization, consent or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Purchaser in connection with the execution, delivery or performance of this Agreement or the Promissory Note.

    5.5 BROKERS. Purchaser has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the transactions contemplated by this Agreement, and, to the best of Purchaser's knowledge, no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions.

    5.6 REPRESENTATIONS TRUE ON CLOSING DATE. The representations and warranties of Purchaser set forth in this Agreement are true and correct on the date hereof, and will be true and correct on the Closing Date as though such representations and warranties were made as of the Closing Date.

    5.7 INDEMNIFICATION OF THE COMPANY AND ITS OFFICERS BY OTHER SHAREHOLDERS. The Purchaser warrants that as part of the transaction to acquire stock from each shareholder, the Purchaser is requiring each Seller to indemnify the Company and all former employees, officers, directors and other shareholders against personal liability for any actions prior to the close of the transactions.

SECTION 6.    PRE-CLOSING COVENANTS OF THE COMPANY

         Between the date of this Agreement and the Closing Date:

    6.1 CONDUCT OF BUSINESS. The Company shall carry on its business in the same manner as such business has been conducted prior to the date of this Agreement. Without limiting the generality of the foregoing, the Company shall not do, and shall ensure that none of its subsidiaries is permitted to do, any of the following without the prior written consent of Purchaser:

         (a) declare, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

         (b) sell or otherwise issue any shares of capital stock or any other securities;

         (c) amend its articles of incorporation, bylaws or other charter or organizational documents, or effect or become a party to any merger, recapitalization, reclassification of shares, stock split, reverse stock split, reorganization or similar transaction;

         (d) form any new subsidiary or acquire any equity interest or other interest in any other entity;

         (e) purchase or otherwise acquire any assets, or lease any assets from any other person, except in the ordinary course of business consistent with past practice;

         (f) make any capital expenditure (i) outside the ordinary course of business, (ii) inconsistent with past practice, (iii) in an amount exceeding three thousand dollars ($3,000), or (iv) in an amount which would cause the total amount of the capital expenditures made by the Company between the date of this Agreement and the Closing Date to exceed ten thousand dollars ($10,000);

         (g) sell or otherwise transfer any assets to any other person, except in the ordinary course of business consistent with past practice and at a price equal to the fair market value of the assets transferred;

         (h) lease any assets to any other person, except in the ordinary course of business consistent with past practice and at rental rate equal to the fair value of the assets leased;

         (i) mortgage, pledge, hypothecate or otherwise encumber any assets, except in the ordinary course of business consistent with past practice;

         (j) enter into any contract or incur any debt, liability or other obligation (whether absolute, accrued, contingent or otherwise), except for
    (i) contracts that are entered into in the ordinary course of business consistent with past practice and that have terms of less than six months and do not contemplate payments by or to the Company which will exceed, over the term of the contract, three thousand dollars ($3,000) in the aggregate, and (ii) current liabilities incurred in the ordinary course of business consistent with past practice;

         (k) make any loan or advance to any other person, except for advances that are made to customers in the ordinary course of business consistent with past practice and that are properly reflected as "accounts receivables";

         (l) pay any bonus to, or increase the amount of the salary, fringe benefits or other compensation or remuneration payable to, any of the directors or officers of the Company;

         (m) amend or terminate any contract or other instrument to which the Company is a party or by which the Company or any of its assets is bound, except in the ordinary course of business consistent with past practice;

         (n) take any action that would result in a violation or breach of, or a default under, any contract or other instrument to which the Company is a party or by which the Company or any of its assets is bound;

         (o) discharge any lien or discharge or pay any indebtedness, liability or other obligation, except for current liabilities that (i) are reflected on December 31, 1996 Balance Sheet or have been incurred since December 31, 1996 in the ordinary course of business consistent with past practice, and (ii) are to be discharged or paid in the ordinary course of business consistent with past practice;

         (p) forgive any debt or otherwise release or waive any right or claim, except in the ordinary course of business consistent with past practice;

         (q) change its methods of accounting or accounting practices in any respect;

         (r) enter into any other transaction outside the ordinary course of business or inconsistent with past practice;

         (s) take any action that would cause any of the Company's representations and warranties set forth in this Agreement to become untrue or incorrect; or

         (t) agree or commit (orally or in writing) to do any of the things described in clauses (a) through (s) of this Section 6.1.

    6.2 EMPLOYEES. The Company shall use its best efforts to keep available to the Company all of its current employees.

    6.3 BUSINESS RELATIONSHIPS. The Company shall use its best efforts to preserve the current relationships of the Company with customers, carriers and all other users and suppliers of goods or services and with all other persons having business relationships with the Company.

    6.4 INSURANCE. The Company shall keep in full force all of the insurance policies referred in Section 3.12 of this Agreement.

    6.5 ACCESS. The Company shall provide Purchaser and Purchaser's employees, attorneys, accountants and other representatives full and complete access to all properties and records of the Company, and shall arrange for its certified public accountants to make available to Purchaser copies of all working papers relating to the Existing Financial Statements and to the financial statements referred to in Section 6.7 of this Agreement.

    6.6 OBLIGATION TO UPDATE DISCLOSURE. The Company shall promptly disclose to Purchaser in writing any facts or circumstances arising after the date hereof that would have been required to be disclosed to the Purchaser pursuant to this Agreement if such facts or circumstances had existed as of the date hereof.

    6.7 AUDITED FINANCIAL STATEMENTS. On or before April 11, 1997, the Company shall deliver to Purchaser the following financial statements: (i) the unaudited balance sheet of the Company as of March 31, 1997, (ii) the unaudited statements of income and retained earnings, stockholders' equity and changes in financial position of the Company for the six months ended December 31, 1996; (iii) the audited balance sheet of the Company as of June 30, 1996; (iv) the audited statements of income and retained earnings, stockholders' equity and changes in financial position of the Company for the fiscal year ending June 30, 1996; and (v) supporting and supplemental schedules. Said financial statements shall be accompanied by an unqualified opinion of the Company's independent certified public accountants to the effect that said financial statements: (i) present fairly in the opinion of management the financial position of the Company as of June 30, 1996 and December 31, 1996 and the results of operations and changes in financial position of the Company for the fiscal year ended June 30, 1996 and the six months ended December 31, 1996; and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period covered thereby.

    6.8 COOPERATION. The Company shall cooperate fully with the Seller and Purchaser for the purpose of attempting to ensure the consummation of the transactions contemplated hereby.

    6.9 CONDITIONS. In addition to its other obligations hereunder, the Company shall use its best efforts to cause the conditions set forth in Sections 9.1 through 9.8 to be satisfied on a timely basis. The Company shall promptly inform Purchaser if the Company believes or has any reason to believe that any of the conditions set forth in Section 9 might not be satisfied in a timely manner on or before the Closing Date.

SECTION 7.    PRE-CLOSING COVENANTS OF THE SELLER

         Between the date hereof and the Closing Date:

    7.1 COOPERATION. The Seller shall cooperate fully with the Company and the Purchaser for the purpose of attempting to ensure the consummation of the transactions contemplated hereby.

    7.2  CONDITIONS.  In addition to its other obligations hereunder, the

Seller shall use his best efforts to cause the conditions set forth in
Section 9 to be satisfied on a timely basis. The Seller shall promptly inform Purchaser if it believes or has any reason to believe that any of the conditions set forth in Section 9 might not be satisfied on a timely basis on or before the Closing Date.

SECTION 8.    PRE-CLOSING COVENANT OF PURCHASER

         Between the date of this Agreement and the Closing Date: (a) Purchaser shall use its best efforts to cause the conditions set forth in Sections 10.1 and 10.3 to be satisfied on a timely basis, and (b) Purchaser shall promptly inform the Seller if Purchaser believes or has any reason to believe that any of the conditions set forth in Section 10 might not be satisfied on a timely basis on or before the Closing Date.

SECTION 9.    CONDITIONS TO OBLIGATION OF PURCHASER TO CLOSE

         The obligation of Purchaser to consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by Purchaser in whole or in part):

    9.1 ACQUISITION OF OTHER SHARES. The Purchaser shall have acquired or shall acquire on the Closing Date 100% of the issued and outstanding capital stock of the Company, including the shares of Stock subject to this Agreement.

    9.2 RESIGNATIONS OF CERTAIN DIRECTORS. Such directors of the Company as Purchaser shall have specified in writing shall have submitted their resignations (to be effective as of the Closing) from the Board of Directors of the Company. The directors of the Company shall have duly appointed (effective as of the Closing) such other persons as Purchaser shall have designated to fill the vacancies on the Company's Board of Directors. The Seller shall be appointed to be a member of the Company's Board of Directors on the Closing Date.

    9.3 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in this Agreement, and each of the representations and warranties of the Seller set forth in this Agreement, shall have been true and correct in all material respects on the date of this Agreement, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of the Closing Date. In addition, the Purchaser shall have verified to its satisfaction that (a) the Company's total revenues for the fiscal year ended June 30, 1996 were at least $2.5 million, (b) the Company has no long term debts other than the loans from the Seller and Ralph Flygare which aggregate approximately $450,000, (c) the Company has no short term debts which are inconsistent with its earnings and revenues, (d) the Company has good, valid and unencumbered title to all of the software which it represents to own, (e) the Company has no pending or threatened litigation or claims against it and no liabilities other than those disclosed in its financial statements, (f) the Company has a stable base of customers with a minimum of 80% having no plans to switch to a new software provider, and (g) that the Company's software performs as it represents, and to the satisfaction of its customers.

    9.4 PERFORMANCE. The Seller shall have tendered to Purchaser all of its shares of Stock, and the Company and the Seller shall have duly complied with and performed, in all material respects, all other agreements, covenants and obligations required by this Agreement to be complied with or performed by them on or before the Closing Date.

    9.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of the Company and the Seller relating to the transactions contemplated by this Agreement, and all instruments and other documents incident to such transactions, shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of such instruments and other documents (including certified copies of corporate resolutions and "good standing" certificates) as it may reasonably request.

    9.6 RETENTION OF GENERAL MANAGER. Prior to the Closing Date, Eric Hoffberg agrees with the Company and the Purchaser to serve as the General Manager of the Company for at least 12 months after the Closing Date.

    9.7 VICE PRESIDENT OF SALES AND MARKETING. Prior to the Closing Date, Michael Ewing agrees to serve as the Company's Vice-President of Sales and Marketing for at least 12 months after the Closing Date, reporting to Mr. Eric Hoffberg.

    9.8 FINAL APPROVAL OF BOARD OF DIRECTORS. The Purchaser's Board of Directors adopts a resolution giving final approval to this Agreement and the transactions contemplated by this Agreement.

SECTION 10.   CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE

         The obligations of the Seller to consummate the transactions that are to be consummated at the Closing are subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by the Seller in whole or in part):

    10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser set forth in this Agreement shall have been true and correct in all material respects on the date of this Agreement, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of the Closing Date.

    10.2 PERFORMANCE. Purchaser shall have duly complied with and performed, in all material respects, all agreements and obligations required by this Agreement to be complied with or performed by Purchaser on or before the Closing Date.

    10.3 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings of Purchaser relating to the transactions contemplated by this Agreement and all instruments and other documents incident to such transactions, shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have received copies of such instruments and other documents as it may reasonably request.

SECTION 11.   TERMINATION OF AGREEMENT

         This Agreement and the transactions contemplated hereby may be terminated and abandoned at any time before the Closing:

         (a)  by the unanimous consent of the parties hereto;

         (b) by the Seller, if there has been a material breach by Purchaser of any of the representations, warranties, covenants or obligations of Purchaser set forth herein;

         (c) by Purchaser, if there has been a material breach by the Company, or the Seller of any of the representations, warranties, covenants or obligations of the Company or the Seller set forth herein; or

         (d) if the Closing shall not have taken place by 4:00 p.m. on June 1, 1997 (or such later time or date as the parties hereto may agree), (i) by Purchaser for any reason, unless the failure of the Closing to take place by such time is attributable to the failure of Purchaser to perform its obligations hereunder, or
              (ii) by the Seller for any reason, unless the failure of the Closing to take place by such time is attributable to the failure of the Seller to perform its obligations hereunder.

SECTION 12.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

              The representations and warranties of each party hereto, (including the representations and warranties of such party set forth in this Agreement and the representations and warranties of such party set forth in the instruments and other documents delivered pursuant hereto or in connection herewith prior to or at the Closing, (i) shall survive, and shall not be affected by, the Closing (or the termination of this Agreement pursuant to Section 11), and (ii) shall not be affected by any information furnished to, or any investigation made by, any other party hereto or any of such other party's employees, attorneys, accountants or other representatives. For purposes of this Agreement, each statement or other item of information in any disclosures by the Seller or the Company to the Purchaser shall be deemed to be a representation and warranty of the Company pursuant to this Agreement.

SECTION 13.   INDEMNIFICATION

        13.1 INDEMNIFICATION BY COMPANY. The Company shall hold harmless and indemnify Purchaser and each of Purchaser's past, present and future directors, officers, shareholders, employees, attorneys, agents and other affiliates from and against any damage, cost or loss that is directly or indirectly suffered or incurred at any time by Purchaser or any of such directors, officers, shareholders, employees, attorneys, agents or other affiliates and that arises directly or indirectly out of or by virtue of, or is directly or indirectly connected with, the breach or inaccuracy of any of the representations and warranties of the Company or the failure of the Company to perform any of its covenants or obligations contained in this Agreement (or in any instrument or other document delivered hereunder or in connection herewith).

        13.2 INDEMNIFICATION OF PURCHASER BY THE SELLER. The Seller shall hold harmless and indemnify Purchaser and each of Purchaser's past, present and future directors, officers, shareholders, employees, attorneys, agents and other affiliates ("Purchaser's Affiliates") from and against any damage, loss or cost that is directly or indirectly suffered or incurred at any time by Purchaser or any of Purchaser's Affiliates and that arises directly or indirectly out of or by virtue of, or is directly or indirectly connected with, the breach or inaccuracy of any of the representations and warranties of the Seller or the failure of the Seller to perform any of his covenants or obligations contained in this Agreement or in any instrument or other document delivered hereunder or in connection herewith.

        13.3 INDEMNIFICATION FROM LITIGATION. Upon the Closing of this transaction, the Seller (i) agrees to indemnify and hold harmless the Company and any of its former and present officers, other shareholders, directors and employees for any actions, real or imagined, taken by these individuals prior to the Close of this transaction that may have had, in the opinion of the Seller, any adverse impact in any manner upon the Seller, whether real or perceived, and (ii) willingly and knowingly agrees that the payment from the Purchaser at the Closing of this transaction resolves any claim or potential claim, action, suit, proceeding, dispute, litigation or complaint by the Seller against the Company or any of the present or former directors, officers, other shareholders and employees of the Company and (iii) gives up the right to initiate any action, suit, proceeding, dispute, litigation, claim or complaint before any court, tribunal, governmental body, governmental agency or arbitrator against the Company or any of the present or former directors, officers, other shareholders and employees of the Company for actions taken by the Company or any of the present or former directors, officers and employees of the Company prior to the Closing of this transaction.

        13.4 INDEMNIFICATION BY PURCHASER. Purchaser shall hold harmless and indemnify the Seller and each of the past, present and future directors, officers, shareholders, employees, attorneys, agents and other affiliates of the Seller from and against any damage, loss, shareholder or derivative suits or claims as a result of this stock purchase agreement or cost that is directly or indirectly suffered or incurred at any time by the Seller or any of such directors, officers, shareholders, employees, attorneys, agents or other affiliates and that arises directly or indirectly out of or by virtue of, or is directly or indirectly connected with, the breach or inaccuracy of any of the representations and warranties of Purchaser or the failure of Purchaser to perform any of its covenants or obligations contained in this Agreement or in any instrument or other document delivered hereunder or in connection herewith.

        13.5 NOTICE AND OPPORTUNITY TO DEFEND. If any legal proceeding is initiated, or any claim or demand is made, against any person with respect to which such person (the "Indemnified Party") may make a claim against any party hereto (the "Indemnifying Party") pursuant to this Section 13, then the Indemnified Party shall give prompt written notice of such legal proceeding, claim or demand to the Indemnifying Party. The Indemnifying Party shall, at its own expense and with its own counsel, defend or settle such legal proceedings, claim or demand; provided, however, that: (i) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such legal proceeding, claim or demand; (ii) the Indemnified Party shall have the right to participate, at its own expense, in the defense of such legal proceeding, claim or demand and shall cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and
(iii) the Indemnifying Party shall not settle such legal proceeding, claim or demand without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

        13.6 INDEMNIFICATION NOT A WAIVER. A person's right to indemnification pursuant to this Section 13 shall not be deemed to be such person's exclusive remedy in connection with or arising from the breach or inaccuracy of any of the representations and warranties of the Indemnifying Party or the failure of the Indemnifying Party to perform any of its covenants or obligations contained in this Agreement or in any instrument or other document delivered hereunder or in connection herewith. The exercise by any person of his right to demand and receive such indemnification shall not be deemed to prejudice, or to operate as a waiver of, any remedy to which such person may be entitled at law or equity.

        13.7 RIGHT OF SETOFF. Should the Seller be deemed by a Court of Law to be responsible for any damage or loss for which the Seller has indemnified the Purchaser, the Purchaser (i) agrees to limit the Seller's liability to a maximum of $100,000, except if the Seller is found to have engaged in an act of fraud that resulted in the damage or loss by the purchaser, and Purchaser
(ii) shall have the right to set off the amount of any such damage, loss or cost up to $100,000 against the amount of any obligation of Purchaser or the Company to the Seller or his successors or assigns (including, without limitation, any amounts payable under the Promissory Note and the Second Promissory Note), except if the Seller is found to have engaged in an act of fraud that resulted in the damage or loss by the purchaser, in which case there shall be no limit to the amount that may be set off by the Purchaser.

SECTION 14.   MISCELLANEOUS

        14.1 FURTHER ASSURANCES. Following the Closing, the Seller shall furnish to Purchaser and the Company such instruments and other documents as Purchaser may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

        14.2 FEES AND EXPENSES. Purchaser and Company shall pay all fees, costs and expenses that it incurs in connection with the negotiation and preparation of this Agreement and in carrying out the transactions contemplated hereby (including, without limitation, all fees and expenses of its counsel and accountant).

        14.3 DEFAULT. In the event that Purchaser is found to be in default of the Promissory Note described in Sections 1.2 (a), then the Seller has the right to demand that the remaining payments for all stock be made in full within 30 days or that all stock not paid for on a pro-rated basis based on payments actually made be returned to the Seller by the Escrow Agent.

        14.4 NOTICES. Each notice or other communication hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (i) the date on which such notice or other communication is actually received by the intended recipient thereof, or (ii) the date five (5) days after the date such notice or other communication is mailed by registered or certified mail (postage prepaid) to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto);

         IF TO THE SELLER:

         Jerry C. Buckley
         c/o California Interactive Computing, Inc.
         Avenue Stanford
         Valencia, California 91355



         IF TO THE COMPANY:

         California Interactive Computing, Inc.
         25572 Avenue Stanford
         Valencia, California 91355
         Attention:  Jerry C. Buckley, President

         IF TO PURCHASER:

         Incomnet, Inc.
         21031 Ventura Boulevard, Suite 1100
         Woodland Hills, California 91364
         Attention:  Melvyn Reznick, President

        14.5 PUBLICITY. No press release, notice to any third party or other publicity concerning the transactions contemplated by this Agreement shall be issued, given or otherwise disseminated without the prior approval of each of the parties hereto; provided, however, that such approval shall not be unreasonably withheld.

        14.6 TABLE OF CONTENTS AND HEADINGS. The table of contents of this Agreement and the underlined headings contained herein are for convenience only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the interpretation hereof.

        14.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        14.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California. The venue for any legal action under this Agreement shall be in the appropriate forum in the County of Los Angeles, State of California.

        14.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns, if any, and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns, if any.

        14.10 SEVERABILITY. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing Date, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

        14.11 WAIVER. No failure or delay on the part of any party hereto in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.

        14.12 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

        14.13 PARTIES IN INTEREST. Except for the provisions of Section 14, none of the provisions of this Agreement or of any other document relating hereto is intended to provide any rights or remedies to any person (including, without limitation, any employees or creditors of the Company) other than the parties hereto and their respective heirs, successors and assigns, if any.

        14.14 VARIATIONS OF PRONOUNS. Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

        14.15 "PERSON". The term "person" as used herein shall include any individual, corporation, general partnership, limited partnership, joint venture, association, trust, organization, business entity, government (or political subdivision thereof) or governmental agency.

        14.16 APPLICABILITY OF CERTAIN TERMS TO NON-CORPORATE ENTITIES. When used herein with respect to any non-corporate entity: the terms "shares," "stock" and "capital stock" shall be deemed to refer to equity interests of any nature in such entity; the term "shareholder" shall be deemed to refer to any holder of any equity interest in such entity; and the terms "director" and "officer" shall be deemed to refer to any person who is involved in the management of such entity or who performs functions for such entity that are similar to the functions performed by officers or directors of a corporation.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

         SELLER:  /s/ Jerry C. Buckley
                  --------------------
                  Jerry C. Buckley




         COMPANY:       CALIFORNIA INTERACTIVE COMPUTING, INC.,
                        a California Corporation

                        By: /s/ Jerry C. Buckley
                            --------------------
                            Jerry C. Buckley, President

         PURCHASER:     INCOMNET, INC.


                        By: /s/ Melvyn Reznick
                            ------------------
                            Melvyn Reznick, President

                        Attested By: /s/ Stephen A. Caswell
                                     ----------------------
                                     Stephen A. Caswell, Secretary